UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 31, 2007
ADAMS GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24583	75-2320087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Plano Pkwy, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (302) 427-5892
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 31, 2007, the registrant entered into a new executive employment agreement with Oliver G. Brewer III, the current Chief Executive Officer of the registrant. The new agreement replaces the existing executive employment agreement dated February 19, 2005 between the registrant and Mr. Brewer. The new agreement provides for a term of three years, commencing on January 1, 2008 and expiring on December 31, 2010, unless earlier terminated pursuant to the agreement, and:
     Annual Base Salary
2008: $425,000;
2009: $450,000; and
2010: $475,000.
     Incentive Compensation.
     Mr. Brewer is eligible for two bonuses per calendar year. The first bonus is to be paid at the end of the first half of the calendar year but no later than July 20 and the second bonus is to be paid at the end of the second half of the year but no later than January 20 of the following year. Each bonus shall be contingent upon the registrant achieving certain revenue and EBITDA goals for the applicable half of the calendar year as agreed upon and stated in advance by the registrant’s board of directors. Mr. Brewer is eligible to earn up to 100% of his annual base salary for each bonus.
     Equity Participation.
     For each calendar year of the new agreement, Mr. Brewer shall be granted 200,000 shares of the registrant’s restricted shares of common stock, 100,000 shares on the last trading day of June and 100,000 shares on the last trading day of December.
     At any time during the term of the new agreement, if a majority of the capital stock of the registrant is to be sold or transferred to an entity not associated or owned by the registrant or its affiliates or substantially all of the assets of the registrant are to be sold or transferred to an entity not associated or owned by the registrant or its affiliates, all of Mr. Brewer’s potential equity grants shall accelerate and take place no later than the calendar day immediately preceding the sale or closing date of the sale or transfer transaction.
     Long Term Incentive Payment
     Mr. Brewer shall be eligible for a one time, long term incentive payment at the conclusion of the new agreement contingent upon the registrant achieving certain cumulative EBITDA goals during the contract period. The long-term incentive payment, if any, shall be made as soon as administratively feasible but not later than February 15, 2011.
     Benefits, Expenses and Vacations
     Mr. Brewer and his “dependents,” as that term may be defined under the applicable employee benefit plan(s) of the registrant, shall be included in all plans, programs and policies which provide benefits for registrant employees and their dependents on a basis commensurate with Mr. Brewer’s position and authorities, duties, powers and responsibilities. Mr. Brewer is authorized to incur and shall be reimbursed by the registrant for any and all reasonable and necessary business related expenses including, but not limited to, a company car, a local country club membership expenses for auto, business travel, entertainment, gifts and similar matters. The company car and local country club membership are subject to the compensation committee’s approval, which shall not be unreasonably withheld. Mr. Brewer shall be entitled to vacations in accordance with the registrant’s vacation policy in effect from time to time and to absences because of illness or other incapacity and shall also be entitled to such other absences as are granted to the registrant’s other senior executive officers or as are approved by the board of directors, which approval shall not be unreasonably withheld.
     Termination
     Mr. Brewer’s employment with the registrant may be terminated as provided in the new agreement: (a) by the registrant without cause; (b) by Mr. Brewer without good reason; (c) by the registrant for cause; (d) by Mr. Brewer for good reason; (e) by the registrant upon Mr. Brewer’s disability; and (f) upon Mr. Brewer’s death.
     For purposes of the new agreement, “cause” shall mean any of the following conduct by Mr. Brewer: (a) the deliberate and intentional breach of any material provision of the agreement, which breach Mr. Brewer shall have failed to cure as provided by the agreement; or (b) the deliberate and intentional engaging by Mr. Brewer in gross misconduct that is materially and demonstrably harmful to the best interests, monetary or otherwise, of the registrant; or (c) conviction of a felony or conviction of any crime involving moral turpitude, fraud or deceit.
     For purposes of the new agreement, “good reason” means any of the following conduct of the registrant, unless Mr. Brewer shall have consented thereto in writing: (a) material breach of any material provision of the agreement by the registrant, which breach shall not have been cured by the registrant; or (b) the assignment to Mr. Brewer of any duties inconsistent in any material respect with Mr. Brewer’s position including, but not limited to any diminution of Mr. Brewer’s status and reporting requirements, authority, duties, powers or responsibilities, excluding for this purpose any action respecting Mr. Brewer that is remedied by the registrant as provided by the agreement; or (c) the failure of the registrant to obtain the assumption in writing of its obligations to perform this Agreement by any successor prior to a merger, consolidation or sale as contemplated by the agreement; or (d) a reduction in Mr. Brewer’s total compensation, excluding for this purpose any reduction that is remedied by the registrant as provided by the agreement; or (e) The relocation of Mr. Brewer’s place of employment to a site more than 75 miles from Plano, Texas; or (f) if the registrant fails to set internal financial goals or adopt a stock option plan.
     Compensation Upon Termination
     In the event that Mr. Brewer’s employment is terminated by the registrant without cause or by Mr. Brewer for good reason, the registrant shall pay Mr. Brewer compensation and provide Mr. Brewer and his eligible dependents with benefits as follows:
     (a) Mr. Brewer’s annual base salary for a period of one (1) year after expiration of the notice period or termination, whichever is later, in a lump sum within fifteen (15) days after termination of employment;
     (b) The equity participation for the twelve (12) month period following the date on which Mr. Brewer was terminated will be granted in full as of the date of termination;
     (c) A payment equal in amount to two (2) semi-annual bonuses. This payment will be made within 15 days after Mr. Brewer’s termination of employment.

The payment shall be calculated based on the potential semi-annual bonuses tied to the annual sales in effect at the time of termination and shall be paid irrespective of whether the registrant achieved or was on track to achieve its internal financial goals for the calendar year and/or whether a semi-annual bonus had already been paid to Mr. Brewer in the calendar year of termination;
     (d) The long-term incentive payment for which Mr. Brewer was potentially eligible. This payment will be made within 15 days after Mr. Brewer’s termination of employment;
     (e) Continuing coverage for all purposes (including eligibility, coverage, vesting and benefit accruals, as applicable), for the salary continuation period described in subsection (a)(i) above, to the extent not prohibited by law, for Mr. Brewer and his eligible dependents under all of the employee benefit plans in effect and applicable to Mr. Brewer and his eligible dependents as of the date of his termination.
     Confidentiality; Non-Competition; Non-Solicitation
     Mr. Brewer is subject to confidentiality obligations and, for a period of one (1) year after the termination of Mr. Brewer’s employment other than by the registrant without cause or by Mr. Brewer with good reason, Mr. Brewer is generally restricted from rendering, directly or indirectly, services to any competitor of the registrant or its subsidiaries. Mr. Brewer has also agree that at no time during the one (1) year period will Mr. Brewer attempt to directly or indirectly solicit or hire employees of the registrant or its subsidiaries or induce any of them to terminate their employment with the registrant or any of the subsidiaries.
Item 1.02 Termination a Material Definitive Agreement.
     On December 31, 2007, the registrant and Mr. Brewer terminated the existing executive employment agreement dated February 19, 2005 between the registrant and Mr. Brewer by entering into a new executive employment agreement to replace the existing agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS GOLF, INC.
Date: December 31, 2007	By:	/s/ Eric Logan
		Name:	Eric Logan
		Title:	Chief Financial Officer